UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 30, 2023

Date of Report (Date of earliest event reported)

Northern Revival Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-39970	98-1566600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Kennett Pike, Suite 302 Wilmington, DE	19807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 338-9130

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	NRACU	Nasdaq Capital Market
Class A ordinary shares, par value $0.0001 per share	NRAC	Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	NRACW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On August 30, 2023, Northern Revival Acquisition Corporation convened its annual general meeting at 3:00 p.m., Eastern time, at the offices of Loeb & Loeb LLP, located at 345 Park Avenue, New York, New York 10154. Due to technical difficulties on the telephone connectivity to the meeting, the meeting was adjourned and will be reconvened on August 31, 2023 at 2:00 p. m. Eastern time, at the offices of Loeb & Loeb LLP, located at 345 Park Avenue, New York, New York 10154. The shareholders will also be able to attend the general meeting via teleconference, vote, and submit their questions during the general meeting using the following dial-in information:

Telephone access:

Within the U.S.:

1 877-853-5257 (toll-free)

Outside of the U.S.:

1 470-381-2552 (standard rates apply)

Meeting ID:

978 7894 8679

Passcode for telephone access:

488950#

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2023

NORTHERN REVIVAL ACQUISITION CORPORATION

By:	/s/ Aemish Shah
Name:	Aemish Shah
Title:	Chief Executive Officer and Chairman

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